Exhibit 10.11


PARTIAL LEASE TERMINATION AGREEMENT

	WHEREAS, 488 Main Avenue Associates, LLC ("Landlord") and Electronic Retailing Systems International, Inc.
("Tenant") are parties to a Lease Agreement dated May, 1997
and an Amendment No. 1 to Lease Agreement dated July, 1997
(together referred to as the "Lease"); and

	WHEREAS, pursuant to the Lease, Tenant rents from Landlord premises on the third floor of the building (the
"subject premises"); and

	WHEREAS, Tenant is desirous of Landlord taking back a portion of the subject premises (the "Released Premises", as shown on the attached Schedule A) and, Landlord is willing to do so pursuant to the terms and conditions of the herein Partial Lease Termination Agreement;

	IT IS HEREBY AGREED AS FOLLOWS:

1.	That on or before September 15, 2000 Tenant will be
responsible for demising the Released Premises from the balance of the subject premises and will do so in compliance with all state and local rules and regulations and will obtain permits as required to perform said work.

2.	That on or before September 15, 2000 Tenant will
separate the electric service coming into the subject premises such that there will be two meters
- one measuring the electric consumed in the Released Premises and the other measuring the electric consumed in the balance of the subject premises.

3.	That on or before September 15, 2000 Tenant will
demise the entrance into the utility room as shown on the attached Schedule B so that both Tenant and the new occupant of the Released Premises will have 24-hour access to said room and, the phone and electrical panels therein. In addition, Tenant will remove from this room any and all furniture, personalty and items stored therein.

4.	That Tenant will provide to the new occupant of the
Released Premises card and key access to the elevator and stairwells so that said occupant will have 24-hour access to said areas and Tenant will modify its security system to allow for the said new occupant's entry into the Released Premises on a 24-hour basis.

5.	Tenant will modify the glass panels in the lobby
area (immediately off the elevator) so that the new occupant of the Released Premises will have signage equal in size and location to the signage of Tenant.

6.	That Tenant will vacate the Released Premises on or
before September 15, 2000 and will leave therein only that furniture described in the attached
Schedule C.

7.	That Landlord will pay to Tenant $6,500 for the said
furniture as listed on Schedule C and Tenant will execute a Bill of Sale for same.

8.	That as of September 16, 2000 the rentable square
footage of the Lease shall be reduced to 9,000 square feet and the rent and additional charges therein shall be reduced accordingly.

9.	That Tenant relinquishes any and all rights it has
to the Released Premises.

10.	It is the intent of the herein Agreement to
terminate the Lease only as to the Released Premises and it is agreed that all other terms and conditions of the Lease shall remain in full force and effect.


Dated:	August 21, 2000


s/James Randel				   s/Jerry McAuliffe
--------------------------	   --------------------------
Main Avenue Associates, LLC	   Electronic Retailing
By: James Randel                Systems International, Inc.
Its: Managing Member            By: Jerry McAuliffe
                                Its: VP, CFO